Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

a.	Registration Statement (Form S-8 No. 333-145390), and
b.	Registration Statement (Form S-3 No. 333-157663);

of Eagle Bulk Shipping Inc. and in the related Prospectuses of our reports dated March 5, 2010, with respect to the consolidated financial statements of Eagle Bulk Shipping Inc., and the effectiveness of internal control over financial reporting of Eagle Bulk Shipping Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

New York, New York
March 5, 2010